UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 17, 2012
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

Item 1.01.	Entry into a Material Definitive Agreement

On December 17, 2012, Rayonier Inc. (the "Company"), Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC (the "Borrowers") entered into a seven-year credit agreement governing the terms of a $640 million Senior Unsecured Term Credit Facility (the "Term Credit Agreement") with COBANK, ACB, as Administrative Agent, Sole Bookrunner and Joint Lead Arranger, Farm Credit East, ACA, as Joint Lead Arranger and several other financial institutions party thereto, as lenders. The Term Credit Agreement has a delayed draw feature that allows the Borrowers to borrow up to $640 million through December 17, 2017 under a maximum of five advances. The Term Credit Agreement matures on December 17, 2019. At closing, Rayonier TRS Holdings Inc. borrowed $300 million under the Term Credit Agreement and used the proceeds to pay down its outstanding borrowings under the Company's 2011 revolving credit agreement (the "Revolving Credit Agreement").

The periodic interest rate on the Term Credit Agreement is LIBOR +1.50% which is determined based on the Company's credit rating. The Borrowers also expect to receive annual patronage refunds under the Term Credit Agreement. Patronage refunds are profit distributions made by a cooperative to its member-users based on the quantity or value of business done with the member-user. The Company expects the effective interest rate on the Term Credit Agreement, after consideration of the cash patronage refunds, to be approximately LIBOR +1.00%.

The Term Credit Agreement contains various provisions and covenants customary to credit agreements with borrowers having investment-grade debt ratings. These provisions and covenants are substantially identical to those of the Company's Revolving Credit Agreement. For a complete description of the terms of the Term Credit Agreement, see Exhibit 10.1 hereto. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Credit Agreement, which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1
Term Credit Agreement dated December 17, 2012 among Rayonier Inc., Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC, as Borrowers, COBANK, ACB, as Administrative Agent, COBANK, ACB, as Sole Bookrunner, and COBANK, ACB and FARM CREDIT EAST, ACA, as Joint Lead Arrangers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ HANS E. VANDEN NOORT
Hans E. Vanden Noort
Senior Vice President and
Chief Financial Officer
December 19, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1
Term Credit Agreement dated December 17, 2012 among Rayonier Inc., Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC, as Borrowers, COBANK, ACB, as Administrative Agent, COBANK, ACB, as Sole Bookrunner, and COBANK, ACB and FARM CREDIT EAST, ACA, as Joint Lead Arrangers.
Filed herewith

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